Exhibit 10.32

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT, dated as of March 29, 2007 (this "Agreement"), is entered into by and between National Stem Cell Holding, Inc. a Delaware corporation (the "Company"), and the investors listed on Schedule 1 hereto (each, an "Investor" and, collectively, the "Investors").

RECITALS

WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, (a) demand promissory notes in the aggregate principal amount of not less than three hundred thousand dollars ($300,000) ("Minimum Investment"), in units of not less than $25,000 (the "Units"), in the form attached hereto as Exhibit A (the "Notes”), (b) 12,500 shares of common stock, par value $0.001 per share ("Common Stock"), of the Company per Unit, and (c) 37,500 warrants to purchase Common Stock, per Unit, at a price of $2.00 per share in the form attached hereto as Exhibit B (the "Warrants," and together with the Notes, the "Securities"), on the terms, and subject to the conditions, contained herein. The Unit(s) may be funded at the Company's discretion within a period not to exceed four (4) to six (6) weeks from the date of this Agreement.

NOW, THEREFORE, in consideration for the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

AGREEMENT

I.

PURCHASE AND SALE OF SECURITIES

1.1

Notes. Subject to the terms and conditions hereof, the Company hereby issues and sells to the Investors, and each Investor hereby purchases from the Company, a Note in the aggregate principal amount set forth opposite such Investor's name in Schedule 1.

1.2

Equity Securities.

(a)

Common Stock. Upon purchase by the Investors of Notes equal to the Minimum Investment, the Company shall issue to each Investor, or a designee of an Investor, if requested, 12,500 shares of restricted Common Stock for each Unit purchased by the applicable Investor from the Company, as set forth in Schedule 1.

(b)

Warrants. Subject to the terms and conditions hereof, in conjunction with each Investor's Note purchase, the Company shall issue to such Investor, or a designee of an Investor, if requested, warrants to purchase that number of shares of Common Stock, at a purchase price of $2.00 per share (the "Purchase Price"), set forth opposite such Investor's name in Schedule 1 (the "Warrants"), such number to be equal to 37,500 shares of Common Stock for each Unit purchased by the applicable Investor. Such Warrants shall be subject to appropriate adjustment so as to protect the rights of the applicable Investor upon the occurrence on or after the date hereof of any stock dividend or stock split affecting all outstanding shares of Common Stock.

(c)

Purchase Price. The aggregate purchase price for the Notes and Warrants to be purchased by each Investor, and the Common Stock to be issued to each Investor, or such Investor's designee, is the amount set forth opposite such Investor's name in Schedule 1.

(d)

Restricted Securities; Piggy-Back Registration Rights.

(i) The Investors acknowledge that the shares of Common Stock that the Company shall issue in accordance with Section 1.2(a) above will be imprinted with a restrictive legend indicating that the Common Stock may not be transferred or resold unless and until the shares of Common Stock are registered in accordance with the Securities Act, or the securities laws of any state or regulatory body.

(ii) In the event that the Company registers shares of its Common Stock (other than pursuant to Form S-8 or any successor form) with the Securities and Exchange Commission ("SEC"), it shall include the shares of Common Stock issued in accordance with this Agreement, including the shares of Common Stock underlying the Warrants issued hereunder, in such Registration Statement; provided, however, that nothing in this Section 1.2(d)(ii) shall give the Investors the right to demand that the Company file a registration statement with the SEC; and provided, further, that the Company shall have the right to withdraw a filed registration statement prior to the effective date thereof and/or to decrease the shares of Common Stock registered thereunder.

II.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investors as follows:

2.1.

 Organization, etc. The Company has been duly organized, and is validly existing as a corporation in good standing under the laws of the States of Delaware, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, condition (financial or other), business or results of operations of the Company (a "Material Adverse Effect"). The Company has the requisite corporate power and authority to conduct its business as presently conducted, and has the requisite corporate power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

2.2.

 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Securities have been duly authorized by all necessary corporate action on the part of the Company.

2.3.

Validity; Enforceability. This Agreement and the Notes and Warrants, once executed and delivered by the Company, constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

2.4.

Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Common Stock, and 4,000,000 shares of preferred stock, $0.001 par value per share ("Preferred Stock"), of which 6 shares have been designated Series B Preferred Stock. The issued and outstanding capital stock of the Company consists of (i) 15,394,478 shares of Common Stock, and (ii) 6 shares of Series B Preferred Stock. All such shares of the Company have been duly authorized and are fully paid and non-assessable. In addition, there are 500,500 outstanding options, that are convertible into, or exercisable for, shares of the Company's capital stock, 500,000 of which are non-dilutable.

2.5

Governmental Consents. The execution and delivery by the Company of this Agreement, and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, other than periodic and other filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and listing applications and/or notifications to The Nasdaq SmallCap Market with respect to the issuance of the Common Stock issuable upon exercise of the Warrants. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.5 the Company is relying on the representations and warranties made by the Investors in Section 3.4.

2.6

No Violation. The execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) result in a default or breach of, or, except for the approval of Board of directors, require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company's assets may be bound or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby.

2.7

Issuances of Securities. The Securities have been (or will be) validly issued, and, upon payment therefor, will be fully paid and non-assessable. The offering, issuance, sale and delivery of the Securities as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act"), are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.7, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

2.8

Brokers. With the exception of J. H. Darbie Inc, the Company has not employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

III.

 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor represents and warrants to the Company, jointly and severally, as follows:

3.1

Organization, etc. Such Investor has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

3.2

Authority. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational or other action on the part of such Investor.

3.3

Validity; Enforceability. This Agreement has been duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity.

3.4

Investment Representations.

(a) Such Investor acknowledges that the offer and sale of the Securities to such Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body, are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The certificates representing the Common Stock and Warrants will be imprinted with a legend in substantially the following form:

"THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE."

(b) Such Investor is acquiring the Securities for investment, and not with a view to the resale or distribution thereof, and is acquiring such securities for its own account.

(c) Such Investor is an "accredited investor" (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor has had the opportunity to investigate on its own the Company's business, management and financial affairs and has had the opportunity to review the Company's operations and facilities and to ask questions and obtain whatever other information concerning the Company as such Investor has deemed relevant in making its investment decision.

(d) No representations or warranties have been made to such Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of such Investor to purchase the Securities is based on the information contained herein, the Commission Filings and such Investor's own independent investigation of the Company.

3.5

Governmental Consents. The execution and delivery by such Investor of this Agreement, and the performance by such Investor of the transactions contemplated hereby, do not and will not require such Investor to effectuate or obtain any registration with, consent or approval of, or notice to any federal state or other governmental authority or regulatory body, except for the filing with the Commission of a Form 4 and an amendment to such Investor's Schedule 13D under the Exchange Act with respect to its acquisition of the Securities.

3.6

No Violation. The execution and delivery of this Agreement and the performance by such Investor of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such Investor or (ii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Investor, except, in the case of clause (ii) above, any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby.

3.7

Brokers. With the exception of J.H. Darbie Inc., neither such Investor, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder's or other similar fees or expenses in connection with the transactions contemplated hereby.

IV.

SURVIVAL; INDEMNIFICATION

4.1

Survival. The representations and warranties contained in Articles II and III hereof shall survive until the first anniversary of the date hereof.

4.2

Indemnification. Each party (including its officers, directors, employees, affiliates, agents, successors and assigns (each an "Indemnified Party")) shall be indemnified and held harmless by the other parties hereto (each an "Indemnifying Party") for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by them (collectively, "Losses"), arising out of or resulting from the breach of any representation or warranty made by an Indemnifying Party contained in this Agreement. Notwithstanding the foregoing, the aggregate liability of any Investor under this Article IV shall in no event exceed fifty percent (50%) of the purchase price paid by and the then current value of the Common Stock issued to such Investor, collectively, for the Securities purchased by and issued to it and the aggregate liability of the Company under this Article IV shall in no event exceed fifty percent (50%) of the purchase price paid by the Investors for the Securities.

4.3

Indemnification Procedure. The obligations and liabilities of the Indemnifying Party under this Article IV with respect to Losses arising from claims of any third party that are subject to the indemnification provided for in this Article IV ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Indemnifying Party from any of its obligations under this Article IV except to the extent the Indemnifying Party is materially prejudiced by such failure and shall not relieve the Indemnifying Party from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article IV. Upon written notice to the Indemnified Party within five (5) days of the receipt of such notice, the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its or his expense and through counsel of its or his choice (which counsel shall be reasonably satisfactory to the Indemnified Party); provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of counsel to the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its or his own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Indemnifying Party in such defense and make available to such Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses (including himself), records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party on behalf of the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Loss and would not require it to take, or refrain from taking, any action, the Indemnifying Party's liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Indemnifying Party in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

V.

 MISCELLANEOUS

5.1

Publicity. Except as may be required by applicable law or the rules of any securities exchange or market, no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict the Company or any Investor from disclosing such information (a) that is already publicly available, or (b) that may be required or appropriate in response to any summons or subpoena (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this clause (b) so as to permit the non-disclosing parties to seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order).

5.2

Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

5.3

Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, that an Investor may request that Company issue the Securities purchased hereunder by such Investor in another person's name, so long as such person execute a copy of this Agreement as if such person was the actual Investor. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

5.4 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

5.5

Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

5.6

Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:

187 Mill Lane

Mountainside, NJ 07092

Fax: (212) 840-1903

Attn: Kimberly Rosenthal, General Counsel

To the Investors:

To the address set forth on Schedule 1.

5.7

Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

5.8

Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of law principles. The parties agree that the federal and state courts located in New York, New York shall have exclusive jurisdiction over any dispute involving this Agreement or the transactions contemplated hereby, and each party hereby irrevocably submits to the jurisdiction of, and waives any objection to the laying of venue in, such courts.

5.9

Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective when this Agreement has been signed by all parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

5.10

Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and its related documents shall be paid by the party incurring such costs and expenses, whether or not the closing shall have occurred.

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

THE COMPANY:

National Stem Cell Holding, Inc.

By: /s/ Michael Cohen

Name:

Michael Cohen

Title: Chief Executive Officer

INVESTORS:

Mailer Estate Planning Trust, Dated March 1998

By: /s/ Jeffrey Maller

Name: Jeffrey Mailer

Title: Trustee

Date: 06/19/2007

Jeffrey Maller

Aviva Maller

By:/s/ Jeffrey Maller

By:/s/ Aviva Maller

Date: 06/17/2007

Date: 06/17/2007

Joseph Folkman

Howard Maller

By:/s/ Joseph Folkman

By:/s/ Howard Maller

Date:

06/19/2007

Date: 06/20/2007

Leigh Maller

Aryeh Hirsh

By:/s/ Leigh Maller

By:/s/ Aryeh Hirsh

Date:

06/19/2007

Date: 06/19/2007

Isaac Sambrowsky

By:/s/ Isaac Sambrowsky

Date: 06/19/2007

SCHEDULE 1

INVESTORS AND SHARE, NOTE AND WARRANT ALLOCATIONS

Name and Address of

Aggregate

Restricted

Shares Issuable on

Investor

Purchase

Shares of

Exercise of Warrants

      Amount of Note

       Common Stock

Maller Estate Planning Trust,

  $175,000

65,000

200,000

dated March 3, 1998

22,500 issued in

62,500 issued in the

Melvyn Maller, Carol

the name of

name of Jeffrey and

Mailer, Jeffrey Maller,

Jeffrey and Aviva

Aviva Maller

Trustees

Maller

17402 Citronia Street

Northridge, CA 91325

###-##-####

Jeffrey and Aviva Maller

22,500

62,500

315 North Martel Avenue

Los Angeles, CA 90036

Isaac Sambrowsky

      $35,000

15,000

45,000

115 S. Orange Dr

Los Angeles, CA 90036

Howard and Leigh Maller

       $25,000

12,500

37,500

530 Terhune Street

Teaneck, NJ 07666

Joseph Folkman

$25,000

12,500

37,500

496 North Umberland Road

Teaneck, NJ 07666

Aryeh Hirsh

$25,000

12,500

37,500

115 S. Orange Dr

Los Angeles, CA 90036